UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2006

Network Equipment Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15323 (Commission File Number)	94-2904044 (IRS Employer Identification No.)

6900 Paseo Padre Parkway, Fremont, California 94555
(510) 713-7300
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name or former address if changed since last report)

Item 1.01.  Entry into a Material Definitive Agreement.

On March 21, 2006, the Board of Directors of Network Equipment Technologies, Inc. (the “Company”) approved the acceleration of the vesting of employee stock options that had an exercise price per share in excess of $5.00. The closing price of the Company’s common stock on the date of acceleration was $3.91, and thus all of the accelerated options were “out-of-the-money”. The number of shares of common stock subject to the accelerated options was 159,691 shares, or 13.2% of our total unvested options outstanding immediately prior to the acceleration. The accelerated options included certain options held by executive officers of the Company, but not any options held by members of the Board of Directors.

The purpose of the acceleration was to enable the Company to avoid recognizing compensation expense associated with these options in future periods in its Consolidated Statements of Operations pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123R). Under SFAS 123R, the Company will apply the expense recognition provisions relating to stock options beginning in the first quarter of fiscal 2007. In approving the acceleration, the Board considered the anticipated effect on the Company’s financial results, stockholder value, and employee morale and retention. The Company believes that the acceleration is in the best interest of stockholders as it will reduce the Company’s reported compensation expense beginning in fiscal 2007 under SFAS 123R.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2006	Network Equipment Technologies, Inc. By: /s/ JOHN F. MCGRATH, JR. Name: John F. McGrath, Jr. Title: Vice President and Chief Financial Officer